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                                                                     EXHIBIT 12
                             WASTE MANAGEMENT, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

                                                             Six Months Ended June 30,
                                                        ------------------------------------
                                                           1999                      1998
                                                        ----------                ----------
Income before income taxes, extraordinary
    item and minority interests                         $1,153,573                $  817,346
                                                        ----------                ----------
Fixed charges deducted from income:
  Interest expense                                         361,068                   329,085
  Implicit interest in rents                                76,831                    27,318
                                                        ----------                ----------
                                                           437,899                   356,403
                                                        ----------                ----------
    Earnings available for fixed charges                $1,591,472                $1,173,749
                                                        ==========                ==========

Interest expense                                        $  361,068                $  329,085
Capitalized interest                                        22,440                    18,561
Implicit interest in rents                                  76,831                    27,318
                                                        ----------                ----------
    Total fixed charges                                 $  460,339                $  374,964
                                                        ==========                ==========

    Ratio of earnings to fixed charges                         3.5 x                     3.1 x
                                                        ==========                ==========